Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2016 Fourth Quarter and Full Year Results
Fourth Quarter Revenue Growth of 12.8%; Non-GAAP Organic Revenue Growth of 11.3%;
Achieves 2016 Full Year Financial Guidance; Announces 2017 Full Year Financial Guidance

Charleston, S.C. (February 8, 2017) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its fourth quarter and fiscal year ended December 31, 2016.

"This was a banner year for Blackbaud in which we furthered our strategic growth objectives and strengthened the financial profile of the business," said Mike Gianoni, Blackbaud's president and CEO. "Our recurring revenue reached 80 percent of total revenue in the fourth quarter, which is a major milestone for us, and the highest in our company's history. We made tremendous progress delivering new, innovative, cloud-based technology to the market that drove an increase in our mix of subscription-based recurring revenue, which adds additional stability and predictability to our already strong business."

Fourth Quarter 2016 Results Compared to Fourth Quarter 2015 Results:

•	Total GAAP revenue was $198.3 million, up 12.8%, with $158.6 million in GAAP recurring revenue, representing 80.0% of total revenue.

•	Total non-GAAP revenue was $198.3 million, up 11.3%, with $158.6 million in non-GAAP recurring revenue, representing 80.0% of total non-GAAP revenue.

•	Non-GAAP organic revenue increased 11.3% and non-GAAP organic recurring revenue increased 14.4%.

•	GAAP income from operations increased 133.9% to $24.0 million, with GAAP operating margin increasing 630 basis points to 12.1%.

•	Non-GAAP income from operations increased 35.9% to $43.8 million, with non-GAAP operating margin increasing 400 basis points to 22.1%.

•	GAAP net income increased 169.6% to $17.3 million, with GAAP diluted earnings per share up $0.22 to $0.36.

•	Non-GAAP net income increased 57.1% to $28.0 million, with non-GAAP diluted earnings per share up $0.21 to $0.59.

•	Cash flow from operations was $53.5 million, up from $39.7 million.

"We're doing something quite unique here at Blackbaud, in that we've accelerated revenue growth and improved profitability while transitioning our solution portfolio from on-premises to the cloud," Gianoni added.
An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE

Fourth Quarter 2016 Company Highlights:

•
Announced the general availability of SKY API™ for Raiser's Edge NXT™ and Financial Edge NXT™ customers and partners, enabling them to customize, integrate or extend the functionality of their current solutions.

•	Provided sector leadership by releasing key reporting, trend data and commentary throughout #GivingTuesday 2016, including that online giving increased by 20%.

•
Added Apple Pay® to Blackbaud Merchant Services™ so customers can offer donors an easy, secure and private option for digital checkout - making several Blackbaud customers among the first wave of nonprofits to leverage Apple Pay for philanthropic giving.

•	Reported dramatic momentum in product innovation and customer response as the company continues to bring new capabilities to market through Altru®, its cultural management solution.

•
Saw strong momentum in end-of-year giving, as defined as the last three days of the year, including customers using Luminate Online — Blackbaud’s digital marketing solution — who experienced a 17% year-over-year growth in online fundraising.

Visit www.blackbaud.com/press-room for more information about Blackbaud’s recent highlights.

Full Year 2016 Results Compared to Full Year 2015 Results:

•	Total GAAP revenue was $730.8 million, up 14.6%, with $575.9 million in GAAP recurring revenue, representing 78.8% of total revenue.

•	Total non-GAAP revenue was $734.5 million, up 13.5%, with $579.6 million in non-GAAP recurring revenue, representing 78.9% of total non-GAAP revenue.

•	Non-GAAP organic revenue increased 9.2% and non-GAAP organic recurring revenue increased 11.5%.

•	GAAP income from operations increased 32.3% to $61.8 million, with GAAP operating margin increasing 120 basis points to 8.5%.

•	Non-GAAP income from operations increased 18.2% to $144.2 million, with non-GAAP operating margin increasing 80 basis points to 19.6%.

•	GAAP net income increased 61.9% to $41.5 million, with GAAP diluted earnings per share up $0.33 to $0.88.

•	Non-GAAP net income increased 30.2% to $90.7 million, with non-GAAP diluted earnings per share up $0.42 to $1.92.

•	Cash flow from operations was $153.6 million, up from $129.2 million.

"I'm pleased to report that we achieved our 2016 full year financial guidance across all fronts," said Tony Boor, Blackbaud's executive vice president and CFO. "Our strong performance in 2016 resulted in accelerated organic revenue growth, improved profitability, and increased cash flow when compared to 2015. It's worth highlighting that we were able to make additional incremental investments back into the company for future growth, while still meeting aggressive guidance targets. We have a very positive outlook heading into 2017, with full year financial guidance implying strong growth, and achievement of our long-term aspirational goals that we introduced in 2014. These financial goals, which were aimed at improving revenue growth, profitability, and cash generation, were truly aspirational for Blackbaud at the time. Consistent and successful execution against our strategic objectives has positioned us well to meet these aspirational goals in 2017."

Dividend
Blackbaud announced today that its Board of Directors has declared a first quarter 2017 dividend of $0.12 per share payable on March 15, 2017 to stockholders of record on February 28, 2017.

PRESS RELEASE

Financial Outlook
Blackbaud today announced its 2017 full year financial guidance.

•	Non-GAAP revenue of $775 million to $795 million

•	Non-GAAP income from operations of $155 million to $163 million

•	Non-GAAP operating margin of 20.0% to 20.5%

•	Non-GAAP diluted earnings per share of $2.06 to $2.18

•	Free cash flow of $120 million to $130 million

Free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.

Blackbaud has not reconciled forward-looking full year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

Long Term Aspirational Goals
Blackbaud today announced that it expects to achieve its long-term aspirational goals introduced in 2014 based on 2017 financial outlook.

•	Non-GAAP organic revenue growth of 6% to 10% annually, adjusted for constant currency

•	Non-GAAP operating margin of 20.5% to 23.5% exiting 2017, adjusted for 2014 constant currency

•	Aggregate cash flow from operations of $500 million to $550 million from 2014 to 2017

Adoption of New Share-based Compensation Expense Accounting Standard
As previously disclosed, during the three months ended September 30, 2016 we early adopted ASU 2016-09, Compensation - Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting, which addresses, among other items, the accounting for income taxes and forfeitures, and cash flow presentation of share-based compensation. Under ASU 2016-09, excess tax benefits generated upon the settlement or exercise of stock awards are no longer recognized as additional paid-in capital but are instead recognized as a reduction to income tax expense. This change in accounting for income taxes was effective for us on a prospective basis as of the beginning of the 2016 fiscal year. Cash flows related to excess tax benefits are required to be presented as an operating activity rather than a financing activity. In addition, all cash tax payments made on an employee’s behalf for shares withheld upon vesting or settlement are required to be presented as a financing activity. We adopted all amendments related to cash flow presentation on a retrospective basis, which resulted in a $14.9 million increase in net cash provided by operating activities and a $14.9 million decrease in net cash provided by financing activities for the year ended December 31, 2015. We will provide more detailed information regarding the impact of the early adoption of ASU 2016-09 in our annual report on Form 10-K for the year ended December 31, 2016.

Conference Call Details
What:    Blackbaud's Fiscal 2016 Fourth Quarter Conference Call
When:    February 9, 2017
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-800-310-6649 (domestic) or 1-719-325-2137 (international); passcode 421503.
Webcast:    Blackbaud's Investor Relations Webpage

PRESS RELEASE

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, foundations, corporations, education institutions, and individual change agents—Blackbaud connects and empowers organizations to increase their impact through software, services, expertise, and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and relationship management, digital marketing, advocacy, accounting, payments, analytics, school management, grant management, corporate social responsibility, and volunteerism. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, Ireland, and the United Kingdom. For more information, visit www.blackbaud.com.

Investor Contact:	Media Contact:
Mark Furlong	Nicole McGougan
Director of Investor Relations	Blackbaud Public Relations
843-654-2097	843-654-3307
mark.furlong@blackbaud.com	nicole.mcgougan@blackbaud.com

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: expectations that our revenue and operating cash flow will continue to grow and that our operating margins will continue to improve, and expectations that we will achieve our projected 2017 full year financial guidance and long-term aspirational goals. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a

PRESS RELEASE

more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud discusses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, which it believes provides useful information for evaluating the periodic growth of its business on a consistent basis. Each of these measures of non-GAAP organic revenue growth excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these non-GAAP organic revenue growth measures reflects presentation of full year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these non-GAAP organic revenue growth measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

As previously disclosed, beginning in 2016, Blackbaud now applies a non-GAAP effective tax rate of 32.0% in its determination of non-GAAP net income, which represents the GAAP effective tax rate, excluding the discrete tax effect of stock-based compensation. The non-GAAP effective tax rate utilized will be reviewed annually to determine whether it remains appropriate in consideration of Blackbaud's financial results including its periodic effective tax rate calculated in accordance with GAAP, its operating environment and related tax legislation in effect and other factors deemed necessary. All 2015 measures of the tax impact related to non-GAAP adjustments, non-GAAP net income and non-GAAP diluted earnings per share included in this news release are calculated under Blackbaud's historical non-GAAP effective tax rate of 39.0%.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect the Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(dollars in thousands)	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$16,902	$15,362
Restricted cash due to customers	353,771	255,038
Accounts receivable, net of allowance of $3,291 and $4,943 at December 31, 2016 and December 31, 2015, respectively	88,932	80,046
Prepaid expenses and other current assets	48,314	48,666
Total current assets	507,919	399,112
Property and equipment, net	50,269	52,651
Software development costs, net	37,582	19,551
Goodwill	438,240	436,449
Intangible assets, net	253,676	294,672
Other assets	22,524	20,901
Total assets	$1,310,210	$1,223,336
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$23,274	$19,208
Accrued expenses and other current liabilities	54,196	57,461
Due to customers	353,771	255,038
Debt, current portion	4,375	4,375
Deferred revenue, current portion	244,500	230,216
Total current liabilities	680,116	566,298
Debt, net of current portion	338,018	403,712
Deferred tax liability	29,558	27,996
Deferred revenue, net of current portion	6,440	7,119
Other liabilities	8,533	7,623
Total liabilities	1,062,665	1,012,748
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 57,672,401 and 56,873,817 shares issued at December 31, 2016 and December 31, 2015, respectively	58	57
Additional paid-in capital	310,452	276,340
Treasury stock, at cost; 10,166,801 and 9,903,071 shares at December 31, 2016 and December 31, 2015, respectively	(215,237)	(199,861)
Accumulated other comprehensive loss	(457)	(825)
Retained earnings	152,729	134,877
Total stockholders’ equity	247,545	210,588
Total liabilities and stockholders’ equity	$1,310,210	$1,223,336

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Revenue
Subscriptions	$122,657	$98,336	$428,987	$331,759
Maintenance	35,927	38,069	146,946	153,801
Services	35,247	32,100	139,690	132,978
License fees and other	4,474	7,372	15,192	19,402
Total revenue	198,305	175,877	730,815	637,940
Cost of revenue
Cost of subscriptions	60,111	52,278	213,883	167,341
Cost of maintenance	5,547	5,887	22,094	27,066
Cost of services	23,352	23,694	96,488	102,815
Cost of license fees and other	3,392	3,357	6,755	7,409
Total cost of revenue	92,402	85,216	339,220	304,631
Gross profit	105,903	90,661	391,595	333,309
Operating expenses
Sales, marketing and customer success	40,047	34,222	155,754	123,646
Research and development	21,897	22,633	89,870	84,636
General and administrative	19,242	22,840	81,331	76,084
Amortization	693	695	2,840	2,231
Total operating expenses	81,879	80,390	329,795	286,597
Income from operations	24,024	10,271	61,800	46,712
Interest expense	(2,546)	(2,698)	(10,583)	(8,073)
Other expense, net	(106)	(318)	(291)	(1,687)
Income before provision for income taxes	21,372	7,255	50,926	36,952
Income tax provision	4,088	844	9,411	11,303
Net income	$17,284	$6,411	$41,515	$25,649
Earnings per share
Basic	$0.37	$0.14	$0.90	$0.56
Diluted	$0.36	$0.14	$0.88	$0.55
Common shares and equivalents outstanding
Basic weighted average shares	46,272,031	45,766,891	46,132,389	45,623,854
Diluted weighted average shares	47,436,116	46,714,204	47,316,538	46,498,704
Dividends per share	$0.12	$0.12	$0.48	$0.48
Other comprehensive income
Foreign currency translation adjustment	63	416	324	62
Unrealized gain on derivative instruments, net of tax	422	779	44	145
Total other comprehensive income	485	1,195	368	207
Comprehensive income	$17,769	$7,606	$41,883	$25,856

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Years ended December 31,
(dollars in thousands)	2016	2015
Cash flows from operating activities
Net income	$41,515	$25,649
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,491	55,997
Provision for doubtful accounts and sales returns	3,730	6,825
Stock-based compensation expense	32,638	25,246
Deferred taxes	3,033	3,165
Loss on sale of business	—	1,976
Impairment of capitalized software development costs	—	239
Amortization of deferred financing costs and discount	958	899
Other non-cash adjustments	(864)	(197)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(13,196)	(7,593)
Prepaid expenses and other assets	(2,478)	(10,979)
Trade accounts payable	3,689	6,133
Accrued expenses and other liabilities	(751)	9,255
Restricted cash due to customers	(96,000)	(34,279)
Due to customers	96,000	34,279
Deferred revenue	14,863	12,612
Net cash provided by operating activities	153,628	129,227
Cash flows from investing activities
Purchase of property and equipment	(17,694)	(18,633)
Capitalized software development costs	(26,359)	(15,481)
Purchase of net assets of acquired companies, net of cash	(3,377)	(188,072)
Net cash used in sale of business	—	(521)
Net cash used in investing activities	(47,430)	(222,707)
Cash flows from financing activities
Proceeds from issuance of debt	227,200	312,300
Payments on debt	(293,575)	(184,475)
Debt issuance costs	—	(429)
Employee taxes paid for withheld shares upon equity award settlement	(15,376)	(9,421)
Proceeds from exercise of stock options	16	32
Dividend payments to stockholders	(22,811)	(22,508)
Net cash (used in) provided by financing activities	(104,546)	95,499
Effect of exchange rate on cash and cash equivalents	(112)	(1,392)
Net increase in cash and cash equivalents	1,540	627
Cash and cash equivalents, beginning of year	15,362	14,735
Cash and cash equivalents, end of year	$16,902	$15,362

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
GAAP Revenue	$198,305	$175,877	$730,815	$637,940
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	2,239	3,639	9,371
Non-GAAP revenue	$198,305	$178,116	$734,454	$647,311

GAAP gross profit	$105,903	$90,661	$391,595	$333,309
GAAP gross margin	53.4%	51.5%	53.6%	52.2%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	2,239	3,639	9,371
Add: Stock-based compensation expense	694	775	3,297	3,494
Add: Amortization of intangibles from business combinations	9,888	7,236	39,558	29,987
Add: Employee severance	222	26	382	1,492
Subtotal	10,804	10,276	46,876	44,344
Non-GAAP gross profit	$116,707	$100,937	$438,471	$377,653
Non-GAAP gross margin	58.9%	56.7%	59.7%	58.3%

GAAP income from operations	$24,024	$10,271	$61,800	$46,712
GAAP operating margin	12.1%	5.8%	8.5%	7.3%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	2,239	3,639	9,371
Add: Stock-based compensation expense	7,633	7,347	32,638	25,246
Add: Amortization of intangibles from business combinations	10,581	7,931	42,398	32,218
Add: Employee severance	1,522	961	1,995	3,174
Add: Impairment of capitalized software development costs	—	239	—	239
Add: Acquisition-related integration costs	—	367	1,419	1,091
Add: Acquisition-related expenses	36	2,859	301	3,904
Subtotal	19,772	21,943	82,390	75,243
Non-GAAP income from operations	$43,796	$32,214	$144,190	$121,955
Non-GAAP operating margin	22.1%	18.1%	19.6%	18.8%

GAAP net income	$17,284	$6,411	$41,515	$25,649

Shares used in computing GAAP diluted earnings per share	47,436,116	46,714,204	47,316,538	46,498,704
GAAP diluted earnings per share	$0.36	$0.14	$0.88	$0.55

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	19,772	21,943	82,390	75,243
Add: Loss on sale of business	—	—	—	1,976
Less: Tax impact related to Non-GAAP adjustments	(9,078)	(10,544)	(33,250)	(33,223)
Non-GAAP net income	$27,978	$17,810	$90,655	$69,645

Shares used in computing Non-GAAP diluted earnings per share	47,436,116	46,714,204	47,316,538	46,498,704
Non-GAAP diluted earnings per share	$0.59	$0.38	$1.92	$1.50

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Detail of certain Non-GAAP adjustments:
Stock-based compensation expense:
Included in cost of revenue:
Cost of subscriptions	$264	$449	$1,168	$1,130
Cost of maintenance	117	67	508	420
Cost of services	313	259	1,621	1,944
Total included in cost of revenue	694	775	3,297	3,494
Included in operating expenses:
Sales, marketing and customer success	872	706	3,844	2,979
Research and development	1,593	1,556	6,467	4,865
General and administrative	4,474	4,310	19,030	13,908
Total included in operating expenses	6,939	6,572	29,341	21,752
Total stock-based compensation expense	$7,633	$7,347	$32,638	$25,246

Amortization of intangibles from business combinations:
Included in cost of revenue:
Cost of subscriptions	$7,816	$5,775	$31,270	$23,075
Cost of maintenance	1,331	1,003	5,327	4,162
Cost of services	656	375	2,621	2,382
Cost of license fees and other	85	83	340	368
Total included in cost of revenue	9,888	7,236	39,558	29,987
Included in operating expenses	693	695	2,840	2,231
Total amortization of intangibles from business combinations	$10,581	$7,931	$42,398	$32,218

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
GAAP revenue	$198,305	$175,877	$730,815	$637,940
GAAP revenue growth	12.8%		14.6%
Add: Non-GAAP acquisition-related revenue (1)	—	2,239	3,639	35,480
Less: Revenue from divested businesses (2)	—	—	—	(586)
Total Non-GAAP adjustments	—	2,239	3,639	34,894
Non-GAAP revenue (3)	$198,305	$178,116	$734,454	$672,834
Non-GAAP organic revenue growth	11.3%		9.2%

Non-GAAP revenue (3)	$198,305	$178,116	$734,454	$672,834
Foreign currency impact on Non-GAAP revenue (4)	793	—	4,170	—
Non-GAAP revenue on constant currency basis (4)	$199,098	$178,116	$738,624	$672,834
Non-GAAP organic revenue growth on constant currency basis	11.8%		9.8%

GAAP subscriptions revenue	$122,657	$98,336	$428,987	$331,759
GAAP maintenance revenue	$35,927	$38,069	146,946	153,801
GAAP recurring revenue	$158,584	$136,405	$575,933	$485,560
GAAP recurring revenue growth	16.3%		18.6%
Add: Non-GAAP acquisition-related revenue (1)	—	2,194	3,625	34,477
Less: Revenue from divested businesses (2)	—	—	—	(378)
Total Non-GAAP adjustments	—	2,194	3,625	34,099
Non-GAAP recurring revenue	$158,584	$138,599	$579,558	$519,659
Non-GAAP organic recurring revenue growth	14.4%		11.5%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
For businesses divested in the prior fiscal year, non-GAAP organic revenue growth excludes the prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business within the results of the combined company for the same period of time in both the prior and current periods.

(3)
Non-GAAP revenue for the prior year periods presented herein will not agree to non-GAAP revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(4)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

Additional details of Blackbaud's methodology for calculating non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis can be found on Blackbaud's investor relations page.